UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2013

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 South Virginia Street, Suite 201

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 980-2345

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In connection with the preparation of our consolidated financial statements as of and for the year ended June 30, 2013, our management has evaluated the effectiveness of our disclosure controls and procedures as of June 30, 2013. Based on our management’s evaluation, the Company has identified deficiencies in our internal controls over financial reporting that in aggregate we deemed to be a material weakness in our system of internal controls. The Company has controls over the preparation of our cash flow statement, calculation of earnings per share, reconciliation of financial statement footnote disclosures and completeness of financial statement footnote disclosures. These controls did not operate effectively due to a lack of resources with experience in financial reporting.

The internal control deficiencies resulted in the following errors in the annual period ended June 30, 2013 (the financial statements for which will be included in the Form 10-K for this period): weighted average shares outstanding as used in the earnings per share calculation was overstated; line items within net cash used in operating activities within our cash flow statements were incorrect; certain tables within our footnote disclosures were incorrect; and certain footnote disclosures were omitted. All of these errors will be corrected prior to the issuance of the financial statements. Additionally while each of these errors were not material on an individual basis, in aggregate there was at least a reasonable possibility that these deficiencies could have resulted in a material misstatement of the financial statements as a whole.

Accordingly, based on our evaluation as of June 30, 2013, our President has concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934) and our internal control over financial reporting were ineffective at the reasonable assurance level to ensure that the information required to be disclosed by us in our Annual Report on Form 10-K was (i) recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and regulations and (ii) accumulated and communicated to our management, including our President, to allow timely decisions regarding required disclosure.

Additionally the Company has been informed that because of the effect of the aforementioned material weakness on the achievement of the objectives of the control criteria, in connection with the filing of our Annual Report on Form 10-K for the year ended June 30, 2013, our independent registered public accounting firm, KPMG LLP, will issue an adverse opinion on the effectiveness of our internal control over financial reporting as of June 30, 2013.

In response to the material weakness described above, the Company intends to enhance training of its personnel and review and supplement its internal and external resources in the area of financial reporting as appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

Dated: September 6, 2013	By:	/s/ Eric Vetter
	Name:	Eric Vetter
	Title:	President and Principal Executive Officer